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                                                             EXHIBIT 23.12

                      INDEPENDENT AUDITORS' CONSENT

We consent to the use, in this Post-Effective Amendment No. 4 to Registration Statement No. 333-42317 of Consolidation Capital Corporation, of our report dated November 17, 1997 on the financial statements of Chambers Electronic Communications, LLC for the years ended September 30, 1997 and 1996 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Phoenix, Arizona

July 2, 1998